Exhibit 99.1

SETTLEMENT AGREEMENT

SETTLEMENT AGREEMENT (the “Agreement”) is made as of the 8th day of May 2012 by and between Advaxis, Inc., a Delaware corporation (the “Company”), and JMJ Financial (the “Investor”).

Whereas, in a transaction on April 28, 2011 (the “JMJ Transaction”), the Company issued to the Investor four Convertible Promissory Notes Documents B-04202011a, B-04202011b, B-04202011c, and B-04202011d payable to the Investor in the aggregate principal amount of $3,200,000, each bearing a principal amount of $800,000 (the “B-Notes”) and the Investor issued to the Company four Secured and Collateralized Promissory Notes Documents C-04202011a, C-04202011b, C-04202011c, and C-04202011d payable to the Company in the aggregate principal amount of $3,200,000, each bearing a principal amount of $800,000 (the “C-Notes” and, together with the B-Notes, the “Notes”);

WHEREAS, any portion of the outstanding principal amount of the B-Notes may not be converted into shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) until such time as such corresponding portion of the C-Notes has been voluntarily prepaid or otherwise retired for cash in accordance therewith.

WHEREAS, on April 28, 2011, the Investor delivered to the Company the sum of $80,000 in cash as a voluntary prepayment on the principal amount outstanding under C-Note document C-04202011a, reducing the aggregate principal amount of C-Note document C-04202011a to $720,000;

WHEREAS, on September 21, 201, the Investor delivered to the Company the sum of $80,000 in cash as a voluntary prepayment on the principal amount outstanding under C-Note document C-04202011b, reducing the aggregate principal amount of C-Note document C-04202011b to $720,000;

Whereas, as of the time of this Agreement the B-Notes have $160,000 of cash paid in by the Investor and the Investor may make additional cash payments to the Company as follows:

	Cash the Investor		Additional Prepayments the Investor
B-Notes	Paid to the Company	C-Notes	May Pay to the Company

B-04202011a	$80,000	C-04202011a	$720,000
B-04202011b	$80,000	C-04202011b	$720,000
B-04202011c	$0	C-04202011c	$800,000
B-04202011d	$0	C-04202011d	$800,000
	Total $160,000		Total $3,040,000

WHEREAS, the Company and the Investor acknowledge the existence of certain disputes (the “Outstanding Disputes”) with respect to the terms and conditions of the JMJ Transaction;

WHEREAS, the Company and the Investor desire to settle the Outstanding Disputes in accordance herewith, which shall include, among other things, (i) the voluntary Settlement Prepayment by the Investor to the Company of the aggregate sum of $500,000 in cash as a voluntary prepayment on the principal amount outstanding under C-Note document C-04202011a (the “Settlement Prepayment”), reducing the aggregate outstanding principal amount of the C-Note document C-04202011a to $220,000, (ii) the issuance to the Investor of 4,000,000 shares of Common Stock (the “Settlement Shares”) in exchange for the cancellation of all of the Notes except for the funded portion of the B-Notes, and (iii) a mutual release of any claims held by the Investor and the Company with respect to the Outstanding Disputes;

WHEREAS, at the Closing (as defined below), the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Settlement Shares, under the 1933 Act (as defined below) and the rules and regulations promulgated thereunder, and applicable state securities laws; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.            Settlement Prepayment. As a condition to the settlement of the Outstanding Disputes, on the Closing Date (as hereinafter defined), subject to the terms and conditions of this Agreement, the Investor shall pay $500,000 in cash to the Company by wire payment under C-Note document C-04202011a, reducing the C-Note document C-04202011a amount due from the Investor to the Company from $720,000 to $220,000 and increasing the funded balance on B-Note document B-04202011a from $80,000 to $580,000.

2.            Settlement. In settlement of the Outstanding Disputes (the “Settlement”), the parties hereto agree as follows:

2.1         Issuance of Settlement Shares.

(a)          On the Closing Date, (i) the Company shall, (A) terminate the C-Notes, and (B) duly execute and deliver the Registration Rights Agreement to the Investor and (ii) the Investor shall terminate the B-Notes, except for the funded portion of the B-Notes.

(b)          The Company shall deliver to the Investor within two (2) business days after the Closing Date, the Settlement Shares, duly and validly issued, fully-paid and non-assessable.

(c)          After giving effect to the transactions set forth in this Section 2.1 and notwithstanding anything to the contrary set forth on the face of the B-Notes or the C-Notes, the parties hereby acknowledge and agree that the aggregate principal balance outstanding on the B-Notes and C-Notes, inclusive of interest, shall be as follows:

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Aggregate
Notes	Principal Balance

B-04202011a	$622,963
B-04202011b	$85,926
B-04202011c	$0 Cancelled
B-04202011d	$0 Cancelled
C-04202011a	$0 Cancelled
C-04202011b	$0 Cancelled
C-04202011c	$0 Cancelled
C-04202011d	$0 Cancelled

(d)            The conversion price on B-Note B-04202011a ($622,963) and B-04202011b ($85,926) shall be $0.15.

2.2           Waiver. Effective as of the date hereof, the Investor and the Company hereby irrevocably waive any and all rights to voluntarily prepay the C-Notes and the B-Notes, respectively, except for the Settlement Prepayment. Effective as of the Closing Date, the Investor and the Company hereby acknowledge that all of the Notes except for the funded portion of the B-Notes shall be null and void and of no further force and effect and irrevocably and forever discharges the other party from any and all obligations under the Notes except for the funded portion of the B-Notes.

2.3           Releases.

(a)            In consideration of the transactions contemplated by this Agreement, including without limitation the Settlement Prepayment, effective as of the date hereof, the Investor on behalf of itself and, to the extent permitted by law, its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assigns (collectively, the “Investor Releasing Persons”), hereby, knowingly, voluntarily and with full understanding of its terms and effects, waives and releases, to the fullest extent permitted by law, any and all actions, causes of action, covenants, contracts, claims and demands whatsoever, known and unknown, relating to the Existing Claims (as defined below) that any of the Investor Releasing Persons had, currently has or may have, that are directly or indirectly related to, based upon, arise out of, or arise in connection with any fact, matter, act or omission, cause, transaction, occurrence or thing occurring up to the date of this release against (i) the Company, (ii) any of the Company’s current or former parents, affiliates, subsidiaries, predecessors, assigns, attorneys or counsel, accountants, auditors, employees, consultants or representatives, or (iii) any of the Company’s or such other persons’ or entities’ current or former officers, directors, employees, agents, principals, and signatories or, in the case of any person or entity other than the Company or any of its subsidiaries, such other persons’ or entities’ current or former members, partners, shareholders, agents, principals, signatories, advisors, spouses, heirs, estates, executors and associates and members of their immediate families (the aforementioned persons and entities set forth in (i), (ii) and (iii) being hereinafter collectively referred to as the “Company Parties”). The Investor hereby acknowledges that the Investor has not relied on any representations or statements of the Company or any other Person not set forth herein.

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(b)          In consideration of the transactions contemplated by this Agreement, including without limitation the Settlement Prepayment, effective as of the date hereof, the Company on behalf of itself and, to the extent permitted by law, its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assigns (collectively, the “Company Releasing Persons”), hereby, knowingly, voluntarily and with full understanding of its terms and effects, waives and releases, to the fullest extent permitted by law, any and all actions, causes of action, covenants, contracts, claims and demands whatsoever, known and unknown, relating to the Existing Claims (as defined below) that any of the Company Releasing Persons had, currently has or may have, that are directly or indirectly related to, based upon, arise out of, or arise in connection with any fact, matter, act or omission, cause, transaction, occurrence or thing occurring up to the date of this release against (i) the Investor, (ii) any of the Investor’s current or former parents, affiliates, subsidiaries, predecessors, assigns, attorneys or counsel, accountants, auditors, employees, consultants or representatives, or (iii) any of the Investor’s or such other persons’ or entities’ current or former officers, directors, employees, agents, principals, and signatories or, in the case of any person or entity other than the Investor or any of its subsidiaries, such other persons’ or entities’ current or former members, partners, shareholders, agents, principals, signatories, advisors, spouses, heirs, estates, executors and associates and members of their immediate families (the aforementioned persons and entities set forth in (i), (ii) and (iii) being hereinafter collectively referred to as the “Investor Parties”). The Company hereby acknowledges that the Company has not relied on any representations or statements of the Investor or any other Person not set forth herein.

(c)          For purposes of this Agreement, “Existing Claims” shall mean the Outstanding Disputes, and all other actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, whether known or unknown, in law, admiralty, or equity, against any of the Company Parties or Investor Parties, as applicable, which the Investor Releasing Persons or Company Releasing Persons, as applicable, ever had, now has or hereafter can, shall, or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including without limitation any and all claims which were or could have been asserted by any Investor Releasing Person or Company Releasing Person, as applicable, related to the offer, grant, right to receive, issuance or other transactions relating to the B-Notes or the C-Notes.

3.          The Closing(s). The transactions contemplated by this Agreement shall take place at the offices of Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, New York, New York 10166, on the date hereof or at such other time and place as the Company and the Investor mutually agree (the “Closing” and the “Closing Date”).

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4.          Rule 144 Availability. At all times during the period commencing on the Closing Date and ending at such time that all of the Settlement Shares can be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, the Company shall use its commercially reasonable efforts to ensure the availability of Rule 144 to the Investor with regard to the Settlement Shares, including compliance with Rule 144(c)(1).

5.          Miscellaneous

5.1           Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2           Governing Law; Jurisdiction; Jury Trial. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.3           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

5.4           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

ADVAXIS, INC.

By:	/s/ Thomas A. Moore
Name:Thomas A. Moore
Title:Chairman/ CEO

INVESTOR:

JMJ Financial

By:	/s/ Justin Keener
Name:Justin Keener
Title:Principal

Address for Notices:

____________________
____________________
____________________

Jurisdiction of Residency: ________________

Fax#: ________________

SSN#: ________________

[Signature Page to Settlement Agreement]

EXHIBIT A

Registration Rights Agreement